                                                              Nicor Gas Company
                                                              Form 10-Q
                                                              Exhibit 12.01


                                Nicor Gas Company
                 Computation of Consolidated Ratio of Earnings to Fixed Charges
                                   (thousands)

                         Twelve
                       months ended
                       September 30,
                          -------------------------------------------------------------
                            2000      1999       1998      1997      1996      1995
                          --------- ---------- --------- --------- --------------------

Earnings available to cover fixed charges:
   Net income             $ 18,761   $ 96,142  $ 94,119  $ 106,922 $ 107,106  $ 85,448

   Add: Income taxes         4,459     55,896    55,299    64,714     63,579    49,881

      Fixed charges         40,080     38,914    44,870    46,886     46,747    39,400

      Allowance for funds
        used during
        construction          (309)      (118)     (269)      (11)        (5)     (911)
                          --------- ---------- --------- --------- --------------------

                          $ 62,991  $ 190,834  $ 194,019 $ 218,511 $ 217,427 $ 173,818
                          ========= ========== ========= ========= ====================


Fixed charges:

   Interest on debt       $ 40,043   $ 39,245  $ 42,624  $ 45,246   $ 43,762  $ 38,129

   Other interest charges
     and amortization of
     debt discount premium,
     and expense, net           37       (331)    2,246     1,640      2,985     1,271
                          --------- ---------- --------- --------- --------------------

                          $ 40,080   $ 38,914  $ 44,870  $ 46,886   $ 46,747  $ 39,400
                          ========= ========== ========= ========= ====================


Ratio of earnings to
  fixed charges               1.57       4.90      4.32      4.66       4.65      4.41
                          ========= ========== ========= ========= ====================
